EXHIBIT 99(a)(2)

                              Management Assertion


As of and for the year ended December 31, 2003, CitiFinancial Mortgage Company, Inc. complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. The portfolios covered by this representation include Associates Home Equity Loan Asset-Backed Certificates, Series 1998-1 and REMIC Pass-Through Certificates, Series 2002-1, 2003-1, 2003-2, 2003-3, and 2003-4. As of and for this same period, CitiFinancial Mortgage Company, Inc. had in effect a fidelity bond and errors and omissions policy in the amount of $50,000,000.


                                                /s/ James Miller
                                            ---------------------------
                                                           James Miller
                                                Managing Director - EVP

                                                    March 26, 2004
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                                                                   Date